EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
October 19, 2006	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) or Tom Vann (CEO)
Phone: (252) 946-4178
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports 17.5% Increase in September 30, 2006 Quarterly Earnings

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its earnings for the quarter ended September 30, 2006 (unaudited), the third quarter of its fiscal year ending December 31, 2006, and its earnings for the nine months ended September 30, 2006 (unaudited).

Net income for the quarter ended September 30, 2006 increased 17.5% to $4,317,013 from net income of $3,674,362 earned in the quarter ended September 30, 2005. Diluted earnings per share increased 16.2% to $0.43 per share for the quarter ended September 30, 2006 from $0.37 per share for the quarter ended September 30, 2005.

Net income for the nine months ended September 30, 2006 increased 28.1% to $12,827,219 from net income of $10,013,033 earned in the nine months ended September 30, 2005. Diluted earnings per share increased 29.0% to $1.29 per share for the nine months ended September 30, 2006 from $1.00 per share for the nine months ended September 30, 2005.

Tom Vann, President and Chief Executive Officer of the Company, stated, “Our core earnings this quarter continue to be supported by the strength of our net interest income, during a period of rising interest rates and many challenging issues facing our country. The net loan and leases receivable portfolio increased 7.5% to $762.0 million at September 30, 2006 from $708.8 million at September 30, 2005, while deposits increased 9.9% to $803.5 million at September 30, 2006 from $731.4 million at September 30, 2005.

Total assets of the Company increased to $916.9 million at September 30, 2006 from $825.3 million at September 30, 2005, reflecting an 11.1% annualized growth rate. Net interest income increased 10.5% to $10.6 million for the quarter ended September 30, 2006 from $9.6 million for the quarter ended September 30, 2005, reflecting both our balance sheet and interest rate risk management efforts.

The Bank maintains allowances for loan and lease losses and a reserve for unfunded loan commitments, based upon an evaluation of inherent risk and estimates of probable credit losses within the loan and lease portfolio. The Bank recorded $150,000 and $394,000 of provisions for credit losses during the quarters ended September 30, 2006 and 2005, respectively. At September 30, 2006, the Bank had $8.6 million of general allowances, $529,000 of specific allowances and $891,000 of reserves for unfunded commitments, totaling $10.1 million, or 1.3% of total loans outstanding, which management considers adequate to absorb probable losses on loans, leases and unfunded commitments.

We continue to place efforts on our operating efficiency by managing net interest income, growing non-interest income, and controlling operating expenses, resulting in a 44.5% efficiency ratio for the quarter ended September 30, 2006. In addition, our key performance ratios, return on average assets (ROA) and return on average equity (ROE), continue to place us at the top of our peer group. Our ROA and ROE was 1.9% and 23.1%, respectively, for the quarter ended September 30, 2006. ”

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a Leasing Company and securities brokerage services through an affiliation with a broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 26 full service branch offices and a loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

(More)
(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	September 30	December 31
	2006	2005*
Assets	(unaudited)

Cash and due from banks	$28,743,822	$32,523,922
Interest-bearing deposits in financial institutions	407,057	419,470
Investment securities - available for sale	56,462,644	41,827,690
Mortgage-backed securities - available for sale	35,973,138	20,639,067
Mortgage-backed securities - held for investment	1,745,392	2,063,310
Loans and leases receivable - held for sale	22,523,128	10,845,783
Loans and leases receivable - held for investment	739,496,675	698,083,024
Premises and equipment, net	8,665,223	8,831,170
Real estate owned	1,005,670	13,886
Federal Home Loan Bank of Atlanta stock, at cost	2,077,300	1,689,200
Accrued interest receivable	5,675,295	4,288,600
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,349,111	1,402,085
Identifiable intangible assets	235,800	259,380
Prepaid expenses and other assets	8,335,473	7,128,671
Total assets	$916,914,304	$834,233,834

Liabilities and Stockholders' Equity

Deposits:
Demand	$258,388,391	$244,879,590
Savings	20,086,541	21,509,653
Large denomination certificates of deposit	180,895,268	153,954,109
Other time	344,142,022	313,409,713
Total deposits	803,512,222	733,753,065
Borrowed money	15,396,635	11,787,528
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	11,420,295	10,192,769
Total liabilities	840,639,152	766,043,362

Common stock, $.01 par value, 25,000,000 shares authorized,
11,254,222, and 8,000,000 issued; 9,784,799 and 6,339,548
shares outstanding, respectively	97,848	63,395
Additional paid-in capital	38,251,441	37,624,894
Retained earnings, substantially restricted	67,516,171	59,661,079
Treasury stock, at cost	(28,963,476)	(28,787,979)
Accumulated other comprehensive loss, net	(626,832)	(370,917)
Total stockholders' equity	76,275,152	68,190,472
Total liabilities and stockholders' equity	$916,914,304	$834,233,834

* Derived from audited consolidated financial statements.

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005

Interest income:
Interest and fees on loans	$16,343,405	$13,141,783	$46,627,123	$36,250,881
Interest and dividends on investments and deposits	1,184,504	769,736	3,275,549	1,993,812
Total interest income	17,527,909	13,911,519	49,902,672	38,244,693

Interest expense:
Interest on deposits	6,401,150	4,135,826	16,857,542	10,217,249
Interest on borrowings	343,224	49,393	800,877	229,304
Interest on junior subordinated debentures	215,913	164,578	604,979	456,433
Total interest expense	6,960,287	4,349,797	18,263,398	10,902,986

Net interest income	10,567,622	9,561,722	31,639,274	27,341,707
Provision for credit losses	150,000	394,197	932,878	1,445,197
Net interest income after provision
for credit losses	10,417,622	9,167,525	30,706,396	25,896,510

Noninterest income:
Fees and service charges	1,765,863	1,644,174	4,995,844	4,443,993
Loan servicing fees	166,898	170,094	501,323	522,083
Gain on sale of real estate, net	2,314	137,619	4,825	182,251
Gain on sale of mortgage loans	11,453	37,750	315,361	200,171
Other income	570,020	275,226	1,251,635	725,204
Total noninterest income	2,516,548	2,264,863	7,068,988	6,073,702

Noninterest expense:
Compensation and fringe benefits	3,440,189	3,239,770	10,097,401	9,271,301
Federal insurance premiums	24,109	22,248	71,221	66,293
Premises and equipment	449,374	448,947	1,331,508	1,331,206
Advertising	104,640	48,056	181,981	147,772
Payroll and other taxes	289,594	279,243	1,013,172	855,759
Data processing	599,612	594,560	1,765,477	1,691,793
Amortization of intangible assets	93,784	127,258	281,488	306,965
Other	756,655	671,585	1,933,077	1,953,874
Total noninterest expense	5,757,957	5,431,667	16,675,325	15,624,963

Income before income taxes	7,176,213	6,000,721	21,100,059	16,345,249

Income taxes	2,859,200	2,326,359	8,272,840	6,332,216

Net income	$4,317,013	$3,674,362	$12,827,219	$10,013,033

Per share data:*
Basic earnings per share	$0.44	$0.39	$1.32	$1.06
Diluted earnings per share	$0.43	$0.37	$1.29	$1.00
Dividends per share	$0.17	$0.13	$0.51	$0.39
Weighted average shares - Basic	9,776,933	9,421,101	9,693,010	9,476,055
Weighted average shares - Diluted	10,070,678	9,930,546	9,981,253	9,966,906

* Adjusted for 3-for-2 stock split on May 25, 2006

First South Bancorp, Inc.		Supplemental Quarterly Financial Data (Unaudited)

	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$916,914	$898,581	$870,979	$834,234	$825,257
Loans receivable (net)	762,020	750,264	737,519	708,929	708,769
Cash and investments	85,614	76,689	83,824	74,771	81,638
Mortgage-backed securities	37,719	37,935	21,925	22,702	7,546
Premises and equipment	8,665	9,000	8,873	8,831	9,004
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,349	1,433	1,415	1,402	1,491

Deposits	803,512	772,969	771,611	733,753	731,351
Borrowings	15,397	29,736	6,414	11,788	6,015
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	76,275	72,657	70,882	68,190	66,177

Consolidated earnings summary:
Interest income	$17,528	$16,794	$15,581	$14,931	$13,912
Interest expense	6,960	6,082	5,221	4,560	4,350
Net interest income	10,568	10,712	10,360	10,371	9,562
Provision for credit losses	150	437	346	266	394
Noninterest income	2,516	2,311	2,244	2,133	2,265
Noninterest expense	5,758	5,562	5,358	5,507	5,432
Income taxes	2,859	2,737	2,677	2,615	2,327
Net income	$4,317	$4,287	$4,223	$4,116	$3,674

Per Share Data: *
Earnings per share-Basic *	$0.44	$0.44	$0.44	$0.43	$0.39
Earnings per share-Diluted *	$0.43	$0.43	$0.42	$0.41	$0.37
Dividends per share *	$0.17	$0.17	$0.17	$0.14	$0.13
Book value per share*	$7.80	$7.44	$7.39	$7.17	$6.96

Average shares-Basic *	9,776,933	9,719,014	9,580,471	9,500,829	9,421,101
Average shares-Diluted*	10,070,678	10,010,945	10,024,792	10,006,262	9,930,546

*Adjusted for 3-for-2 stock split on May 25, 2006

Performance ratios:
Yield on earning assets	8.26%	8.08%	7.78%	7.68%	7.34%
Cost of funds	3.39%	3.03%	2.69%	2.42%	2.37%
Net interest spread	4.87%	5.05%	5.09%	5.26%	4.97%
Net interest margin on earning assets	4.98%	5.15%	5.17%	5.33%	5.04%
Earning assets to total assets	93.65%	93.24%	93.88%	92.97%	93.73%

Return on average assets	1.90%	1.93%	1.97%	1.98%	1.81%
Return on average equity	23.13%	24.25%	24.12%	24.35%	22.44%
Efficiency ratio	44.46%	42.65%	42.44%	43.98%	45.86%
Dividend payout ratio	38.64%	38.64%	38.64%	32.56%	33.33%

Asset quality data and ratios:
Nonperforming loans	$3,314	$3,029	$2,120	$2,259	$2,810
Real estate owned	$1,006	$67	$14	$14	$82
Allowance for loan and lease losses	$9,174	$8,891	$8,456	$8,113	$9,101
Reserve for unfunded loan commitments	$891	$1,010	$1,109	$1,109	$0
Allowance for credit losses	$10,065	$9,901	$9,565	$9,222	$9,101

Allowance for loan and lease losses to loans	1.19%	1.17%	1.13%	1.13%	1.27%
Allowance for credit losses to loans	1.31%	1.30%	1.28%	1.29%	1.27%

Net charge-offs (recoveries)	$-15	$100	$4	$145	$29
Net charge-offs (recoveries) to loans	-0.002%	0.013%	0.001%	0.020%	0.004%
Nonperforming loans to assets	0.36%	0.34%	0.24%	0.27%	0.34%
Loans to deposits	94.84%	97.06%	95.58%	96.62%	96.91%
Loans to assets	83.11%	83.49%	84.68%	84.98%	85.88%
Loans serviced for others	$253,485	$261,279	$251,787	$260,632	$255,442